Exhibit 99.1

Brightcove Announces Financial Results for Fourth Quarter and Fiscal Year 2016

Company reports fiscal year 2016 revenue growth of 12%

BOSTON, MA (February 16, 2017) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud services for video, today announced financial results for the fourth quarter and fiscal year ended December 31, 2016.

“Brightcove reported solid fourth quarter financial results that capped a very strong year for the company,” said David Mendels, Chief Executive Officer of Brightcove. “The momentum we are seeing across our business drove a number of important milestones for our company in 2016, including the return to double-digit revenue growth, 15% bookings growth for the year, the signing of multiple seven-figure, multi-year media wins and strong performance in our digital marketing and enterprise group, marked by an impressive fourth quarter performance. In addition, we delivered on a number of exciting product innovations like Dynamic Delivery and Brightcove Social.”

Mendels added, “The investments we made throughout the year significantly strengthened our competitive position in the market and we enter 2017 more confident in our ability to continue to drive improved long-term revenue growth and profitability. We are focused on executing even better in the year ahead in order to generate meaningful shareholder value.”

Fourth Quarter 2016 Financial Highlights:

•	Revenue for the fourth quarter of 2016 was $38.6 million, an increase of 10% compared to $35.1 million for the fourth quarter of 2015. Subscription and support revenue was $36.1 million, an increase of 6% compared with $34.1 million for the fourth quarter of 2015.

•	Gross profit for the fourth quarter of 2016 was $23.3 million, representing a gross margin of 60%, compared to a gross profit of $23.3 million for the fourth quarter of 2015. Non-GAAP gross profit for the fourth quarter of 2016 was $24.8 million, representing a non-GAAP gross margin of 64%, compared to a non-GAAP gross profit of $24.0 million for the fourth quarter of 2015. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense, the amortization of acquired intangible assets and costs to exit a facility.

•	Loss from operations was $3.7 million for the fourth quarter of 2016, compared to a loss from operations of $214,000 for the fourth quarter of 2015. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses and costs to exit a facility, was $309,000 for the fourth quarter of 2016, compared to non-GAAP income from operations of $2.3 million during the fourth quarter of 2015.

•	Net loss was $4.4 million, or $0.13 per diluted share, for the fourth quarter of 2016. This compares to a net income of $172,000, or $0.01 per diluted share, for the fourth quarter of 2015. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, gain from settlement of escrow claim and costs to exit a facility, was $988,000 for the fourth quarter of 2016, or $0.03 per diluted share, compared to a non-GAAP net income of $1.8 million for the fourth quarter of 2015, or $0.05 per diluted share.

•	Adjusted EBITDA was $803,000 for the fourth quarter of 2016, compared to $3.3 million for the fourth quarter of 2015. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense, the provision for income taxes and costs to exit a facility.

•	Cash flow from operations was $3.4 million, compared to $4.8 million for the fourth quarter of 2015.

•	Free cash flow was $2.4 million after the company invested $1.0 million in capital expenditures and capitalization of internal-use software during the fourth quarter of 2016. Free cash flow was $5.5 million for the fourth quarter of 2015.

•	Cash and cash equivalents were $36.8 million as of December 31, 2016 compared to $35.2 million at September 30, 2016.

Full Year 2016 Financial Highlights:

•	Revenue for the full year 2016 was $150.3 million, an increase of 12% compared to $134.7 million for 2015. Subscription and support revenue for 2016 was $142.0 million, an increase of 8% compared with $131.0 million for 2015.

•	Gross Profit was $94.4 million for 2016, compared to $88.2 million for 2015, representing a gross margin of 63% for 2016. Non-GAAP gross profit was $97.8 million for 2016, representing a year-over-year increase of 8% and a non-GAAP gross margin of 65%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense, the amortization of acquired intangible assets and costs to exit a facility.

•	Loss from operations was $9.0 million for 2016, compared to a loss from operations of $6.9 million for 2015. Non-GAAP income from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses and costs to exit a facility, was $1.0 million for 2016, compared to a non-GAAP income from operations of $2.4 million for 2015.

•	Net loss was $10.0 million, or $0.30 per diluted share, for 2016. This compares to a net loss of $7.6 million, or $0.23 per diluted share, for 2015. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, gain from settlement of escrow claim and costs to exit a facility, was $8,000 for 2016, or $0.00 per diluted share, compared to non-GAAP net income of $876,000 for 2015, or $0.03 per diluted share.

•	Adjusted EBITDA was $5.7 million for 2016, compared to $8.0 million for 2015. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense, the provision for income taxes and costs to exit a facility.

•	Cash flow from operations was $11.1 million for 2016, compared to $9.1 million for 2015.

•	Free cash flow was $5.9 million after we invested $5.2 million in capital expenditures and capitalization of internal-use software during 2016. Free cash flow was $6.2 million for 2015.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Fourth Quarter and Recent Highlights:

•	Average revenue per premium customer was $71,000 in the fourth quarter of 2016, excluding starter customers who had annualized revenue of $4,500 per customer. This is an increase of 3% from $69,000 in the comparable period in 2015.

•	Recurring dollar retention rate was 93% in the fourth quarter of 2016, which was in-line with our historical target in the low to mid 90% range.

•	Ended the quarter with 4,571 customers, of which 2,007 were premium.

•	New media customers and media customers who expanded their relationship during the quarter included: Barstool Sports, Comicbook.com, Dallas Mavericks, Discovery Networks - Asia, Forbes, National HotRod Association, Playboy Enterprises, Sony Pictures - India, and Snap Inc, among others.

•	New digital marketing customers and digital marketing customers who expanded their relationship during the quarter included: BNP Paribas, Kennedy Center, Lifetime Fitness, Loews Hotels, McDonald’s, Quinnipiac University, and US Bank, among others.

•	Released Brightcove Social, a video solution that enables organizations to manage their presence across social networks from a single interface. From Brightcove’s Video Cloud, users are able to edit, publish and track their videos in the native playback environments of Facebook, YouTube, and Twitter, as well as their own websites.

•	Named a leader in both Gartner’s Magic Quadrant for Enterprise Video Content Management and the Forrester Wave™: Online Video Platforms (OVPs) for Sales And Marketing

Business Outlook

Based on information as of today, February 16, 2017, the Company is issuing the following financial guidance:

First Quarter 2017:

•	Revenue is expected to be in the range of $37.0 million to $37.75 million, including approximately $2.6 million of professional services revenue.

•	Non-GAAP loss from operations is expected to be in the range of $1.0 million to $1.5 million, which excludes stock-based compensation of approximately $1.7 million and the amortization of acquired intangible assets of approximately $700,000.

•	Adjusted EBITDA is expected to be in the range of breakeven to $500,000, which excludes stock-based compensation of approximately $1.7 million, the amortization of acquired intangible assets of approximately $700,000, depreciation expense of approximately $1.5 million and other income/expense and the provision for income taxes of approximately $200,000.

•	Non-GAAP net loss per diluted share is expected to be $0.03 to $0.05, which excludes stock-based compensation of approximately $1.7 million and the amortization of acquired intangible assets of approximately $700,000, and assumes approximately 35.2 million shares outstanding.

Full Year 2017:

•	Revenue is expected to be in the range of $163.0 million to $167.0 million. Professional services is expected to be in a range of $9 million to $10 million.

•	Non-GAAP income from operations is expected to be in the range of $3.5 million to $6.0 million, which excludes stock-based compensation of approximately $8.2 million and the amortization of acquired intangible assets of approximately $2.7 million.

•	Adjusted EBITDA is expected to be in the range of $7.5 to $10.0 million, which excludes stock-based compensation of approximately $8.2 million, the amortization of acquired intangible assets of approximately $2.7 million, depreciation expense of approximately $4.0 million and other income/expense and the provision for income taxes of approximately $800,000.

•	Non-GAAP net income per diluted share is expected to be $0.07 to $0.14, which excludes stock-based compensation of approximately $8.2 million and the amortization of acquired intangible assets of approximately $2.7 million, and assumes approximately 35.5 million shares outstanding.

Conference Call Information

Brightcove will host a conference call today, February 16, 2017, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13652432. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has thousands of customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter of 2017 and full year 2017, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income(loss), adjusted EBITDA and non-GAAP diluted net income (loss) per diluted share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per diluted share exclude stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, gain from settlement of escrow claim and costs to exit a facility. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense, including interest expense and interest income, the provision for income taxes and costs to exit a facility. Merger-related expenses include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. The gain from settlement of escrow claim represents the value of shares settled from escrow claims in connection with the purchase of substantially all the assets of Unicorn Media, Inc. and subsidiaries. Costs to exit a facility include termination fees and the disposal of property and equipment in connection with the closure of certain facilities for the purpose of consolidating its data centers. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Phil LeClare

Brightcove, Inc

pleclare@brightcove.com

617-674-6510

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$36,813	$27,637
Accounts receivable, net of allowance	21,575	21,213
Prepaid expenses and other current assets	5,897	4,579

Total current assets	64,285	53,429
Property and equipment, net	9,264	8,689
Intangible assets, net	10,970	13,786
Goodwill	50,776	50,776
Deferred tax asset	121	63
Restricted cash	—	201
Other assets	1,008	724

Total assets	$136,424	$127,668

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,327	$3,302
Accrued expenses	15,705	12,849
Capital lease liability	489	850
Equipment financing	307	—
Deferred revenue	34,665	29,836

Total current liabilities	56,493	46,837
Deferred revenue, net of current portion	91	95
Other liabilities	1,644	2,601

Total liabilities	58,228	49,533
Stockholders’ equity:
Common stock	34	33
Additional paid-in capital	230,788	220,458
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(1,172)	(888)
Accumulated deficit	(150,583)	(140,597)

Total stockholders’ equity	78,196	78,135

Total liabilities and stockholders’ equity	$136,424	$127,668

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
Subscription and support revenue	$36,086	$34,098	$142,022	$131,010
Professional services and other revenue	2,539	1,038	8,244	3,696

Total revenue	38,625	35,136	150,266	134,706
Cost of revenue: (1) (2)
Cost of subscription and support revenue	12,970	10,718	48,011	41,735
Cost of professional services and other revenue	2,383	1,097	7,836	4,742

Total cost of revenue	15,353	11,815	55,847	46,477

Gross profit	23,272	23,321	94,419	88,229

Operating expenses: (1) (2)
Research and development	7,786	6,982	30,171	29,302
Sales and marketing	14,193	11,389	54,038	45,795
General and administrative	4,977	5,101	19,167	19,862
Merger-related	—	63	21	201

Total operating expenses	26,956	23,535	103,397	95,160

Loss from operations	(3,684)	(214)	(8,978)	(6,931)
Other (expense) income, net	(471)	522	(598)	(258)

Net (loss) income before income taxes	(4,155)	308	(9,576)	(7,189)
Provision for income taxes	208	136	410	391

Net (loss) income	$(4,363)	$172	$(9,986)	$(7,580)

Net (loss) income per share—basic and diluted
Basic	$(0.13)	$0.01	$(0.30)	$(0.23)
Diluted	(0.13)	0.01	(0.30)	(0.23)

Weighted-average shares—basic and diluted
Basic	33,877	32,709	33,189	32,598
Diluted	33,877	33,682	33,189	32,598

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$120	$80	$324	$181
Cost of professional services and other revenue	59	50	217	181
Research and development	333	332	1,275	1,392
Sales and marketing	690	391	2,320	2,155
General and administrative	545	849	1,876	2,105

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$508	$508	$2,031	$2,031
Research and development	31	32	126	126
Sales and marketing	244	219	959	955

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended December 31,
Operating activities	2016	2015
Net loss	$(9,986)	$(7,580)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,796	8,687
Stock-based compensation	6,012	6,014
Deferred income taxes	(47)	(27)
Provision for reserves on accounts receivable	230	408
Loss on disposal of equipment	155	68
Gain from settlement of escrow claim	—	(871)
Changes in assets and liabilities:
Accounts receivable	(559)	(157)
Prepaid expenses and other current assets	(894)	680
Other assets	(299)	(256)
Accounts payable	733	1,751
Accrued expenses	3,172	137
Deferred revenue	4,764	227

Net cash provided by operating activities	11,077	9,081

Investing activities
Cash paid for purchase of intangible asset	(300)	—
Purchases of property and equipment, net of returns	(1,307)	(1,390)
Capitalization of internal-use software costs	(3,887)	(1,456)
Decrease in restricted cash	201	—

Net cash used in investing activities	(5,293)	(2,846)

Financing activities
Proceeds from exercise of stock options	4,555	129
Payments of withholding tax on RSU vesting	(405)	(209)
Proceeds from equipment financing	604	1,704
Payments on equipment financing	(271)	(1,704)
Payments under capital lease obligation	(850)	(1,332)

Net cash provided by (used in) financing activities	3,633	(1,412)

Effect of exchange rate changes on cash and cash equivalents	(241)	(102)

Net increase in cash and cash equivalents	9,176	4,721
Cash and cash equivalents at beginning of period	27,637	22,916

Cash and cash equivalents at end of period	$36,813	$27,637

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net (Loss) Income and GAAP Net (Loss) Income Per Share to Non-GAAP Gross Profit, Non-GAAP (Loss) Income From Operations,

Non-GAAP Net (Loss) Income and Non-GAAP Net (Loss) Income Per Share

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
GROSS PROFIT:
GAAP gross profit	$23,272	$23,321	$94,419	$88,229
Stock-based compensation expense	179	130	541	362
Amortization of acquired intangible assets	508	508	2,031	2,031
Costs to exit a facility	845	—	845	—

Non-GAAP gross profit	$24,804	$23,959	$97,836	$90,622

LOSS FROM OPERATIONS:
GAAP loss from operations	$(3,684)	$(214)	$(8,978)	$(6,931)
Stock-based compensation expense	1,747	1,702	6,012	6,014
Merger-related expenses	—	63	21	201
Amortization of acquired intangible assets	783	759	3,116	3,112
Costs to exit a facility	845	—	845	—

Non-GAAP (loss) income from operations	$(309)	$2,310	$1,016	$2,396

NET LOSS:
GAAP net (loss) income	$(4,363)	$172	$(9,986)	$(7,580)
Stock-based compensation expense	1,747	1,702	6,012	6,014
Merger-related expenses	—	63	21	201
Amortization of acquired intangible assets	783	759	3,116	3,112
Gain from settlement of escrow claim	—	(871)	—	(871)
Costs to exit a facility	845	—	845	—

Non-GAAP net (loss) income	$(988)	$1,825	$8	$876

GAAP diluted net (loss) income per share	$(0.13)	$0.01	$(0.30)	$(0.23)

Non-GAAP diluted net (loss) income per share	$(0.03)	$0.05	$0.00	$0.03

Shares used in computing GAAP diluted net (loss) income per share	33,877	32,709	33,189	32,598
Shares used in computing Non-GAAP diluted net (loss) income per share	33,877	33,682	34,620	33,591

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net (loss) income	$(4,363)	$172	$(9,986)	$(7,580)
Other expense, net	471	(522)	598	258
Provision for income taxes	208	136	410	391
Merger-related expenses	—	63	21	201
Depreciation and amortization	1,895	1,789	7,796	8,687
Stock-based compensation expense	1,747	1,702	6,012	6,014
Costs to exit a facility	845	—	845	—

Adjusted EBITDA	$803	$3,340	$5,696	$7,971